Exhibit 8.1

		New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4471 tel 212 701 5471 fax

July 11, 2016

Re:	Certain U.S. Federal Income Tax Consequences of the Spin-off

by Lockheed Martin Corporation of Abacus Innovations Corporation

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, MD 20817

Ladies and Gentlemen:

We have acted as counsel to Lockheed Martin Corporation, a Maryland corporation (“LMC”), in connection with the proposed separation of its Information Systems & Global Solutions business segment (the “Spinco Business”) and the subsequent combination thereof with Leidos Holdings, Inc. (“Leidos”), in a series of transactions that, among other things, will include: (i) the contribution by LMC of all of the assets of the Spinco Business, including the stock of certain of its Subsidiaries, to Abacus Innovations Corporation, a newly-formed corporation organized under the laws of the State of Delaware and a direct, wholly-owned subsidiary of LMC (“Spinco”), in consideration for the issuance to LMC of Spinco Common Stock, the transfer to LMC of the Spinco Special Cash Payment and the assumption by Spinco of certain liabilities relating to the Spinco Business (such transactions, collectively, the “Spinco Transfer”); (ii) distribution by LMC of 100% of the stock of Spinco to its shareholders, which will be effected by either (a) a pro rata distribution of all the Spinco Common Stock to LMC’s shareholders, or (b) an exchange of all the Spinco Common Stock for shares of LMC pursuant to an exchange offer and, in the event that the exchange offer is undersubscribed, a pro rata distribution by LMC of any remaining shares of Spinco Common Stock to LMC’s shareholders (the “Distribution”); and (iii) the merger of Lion Merger Co., a corporation organized under the laws of the State of Delaware (“Merger Sub”) with, and into, Spinco pursuant to the Merger Agreement (the “Merger” and, together with the Spinco Transfer and Distribution, the “Transaction”), as contemplated by the Separation Agreement.1

[1]	Except where noted, each capitalized term used and not defined herein has the meaning ascribed to it in the Separation Agreement.

Lockheed Martin Corporation	2	July 11, 2016

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Transaction Agreements, (ii) the Form S-4 filed by Leidos with the Securities and Exchange Commission (the “SEC”) on April 18, 2016 and the Forms S-4/S-1 filed by Spinco with the SEC on April 18, 2016, in each case as amended through the date hereof (together, the “Registration Statements”), (iii) the representation letters delivered to us by LMC, Spinco and Leidos dated as of the date hereof (the “Representation Letters”), (iv) the private letter ruling (the “Ruling”) dated May 9, 2016 issued to LMC by the Internal Revenue Service relating to the Transaction and (v) such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect.

For purposes of this opinion, we have assumed, with your permission, that (i) the Transaction will be consummated in the manner described in the Transaction Agreements and the Registration Statements, (ii) the statements concerning the Transaction set forth in the Transaction Agreements and the Registration Statements are true, complete and correct and will remain true, complete and correct at all times up to and including the Merger Effective Time, (iii) the representations made by LMC, Spinco and Leidos in their respective Representation Letters are true, complete and correct and will remain true, complete and correct, and (iv) any representations made in the Representation Letters “to the knowledge of,” or based on the belief of LMC, Spinco or Leidos or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Merger Effective Time, in each case without such qualification. We have also assumed that the parties have complied with, and will continue to comply with, the obligations, covenants, and agreements contained in the Transaction Agreements and Representation Letters. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations made by LMC, Spinco and Leidos referred to above, which we have assumed will be true as of the Merger Effective Time.

Based upon the foregoing, it is our opinion that:

1.	The Spinco Transfer and the Distribution, taken together, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code,[2] and that each of LMC and Spinco will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

[2]	All Section references herein are to the Internal Revenue Code of 1986, as amended (the “Code”) or the Treasury Regulations promulgated thereunder.

Lockheed Martin Corporation	3	July 11, 2016

2.	The Distribution, as such, will qualify as a distribution of Spinco Common Stock to LMC’s stockholders pursuant to Section 355 of the Code.

3.	The Merger will not cause Section 355(e) of the Code to apply to the Distribution.

4.	The Parent Cash Distribution will qualify as money distributed to LMC’s creditors or stockholders in connection with the reorganization for purposes of Section 361(b) of the Code.

We are members of the Bar of the State of New York. This opinion is based upon, and limited to, (i) the facts and assumptions described above (including the terms of the Transaction Agreements), all as of the date hereof and (ii) federal laws of the United States of America as contained in the Code, Treasury Regulations, administrative decisions and court decisions as of the date hereof, changes to any of which could apply on a retroactive basis and could affect the conclusions contained herein. We do not undertake to update this opinion unless specifically engaged by you at a future date to do so.

This opinion is limited to the U.S. federal income tax issues addressed herein. Additional issues may exist that are not addressed in this opinion and that could affect the U.S. federal tax treatment of the Transaction. With respect to any tax issues outside the limited scope of this opinion, you may not rely on this opinion for the purpose of avoiding penalties that may be asserted against you under the Code.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be quoted or furnished to any person other than any of your affiliates or the Service without our prior written consent.

We are furnishing this opinion solely in connection with the filing of the Registration Statements. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statements and to the references therein to us. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Davis Polk & Wardwell LLP
Davis Polk & Wardwell LLP

		New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4471 tel 212 701 5471 fax

July 11, 2016

Re:	Certain U.S. Federal Income Tax Consequences of the Combination of Abacus Innovations Corporation with Leidos Holdings, Inc.

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, MD 20817

Ladies and Gentlemen:

We have acted as counsel to Lockheed Martin Corporation, a Maryland corporation (“LMC”), in connection with the proposed separation of its Information Systems & Global Solutions business segment (the “Spinco Business”) and the subsequent combination thereof with Leidos Holdings, Inc. (“Leidos”), in a series of transactions that, among other things, will include: (i) the contribution by LMC of all of the assets of the Spinco Business, including the stock of certain of its Subsidiaries, to Abacus Innovations Corporation, a newly-formed corporation organized under the laws of the State of Delaware and a direct, wholly-owned subsidiary of LMC (“Spinco”), in consideration for the issuance to LMC of Spinco Common Stock, the transfer to LMC of the Spinco Special Cash Payment and the assumption by Spinco of certain liabilities relating to the Spinco Business (such transactions, collectively, the “Spinco Transfer”); (ii) distribution by LMC of 100% of the stock of Spinco to its shareholders, which will be effected by either (a) a pro rata distribution of all the Spinco Common Stock to LMC’s shareholders, or (b) an exchange of all the Spinco Common Stock for shares of LMC pursuant to an exchange offer and, in the event that the exchange offer is undersubscribed, a pro rata distribution by LMC of any remaining shares of Spinco Common Stock to LMC’s shareholders (the “Distribution”); and (iii) the merger of Lion Merger Co., a corporation organized under the laws of the State of Delaware (“Merger Sub”) with, and into, Spinco pursuant to the Merger Agreement (the “Merger” and, together with the Spinco Transfer and Distribution, the “Transaction”), as contemplated by the Separation Agreement.3

[3]	Except where noted, each capitalized term used and not defined herein has the meaning ascribed to it in the Separation Agreement.

Lockheed Martin Corporation	5	July 11, 2016

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Transaction Agreements, (ii) the Form S-4 filed by Leidos with the Securities and Exchange Commission (the “SEC”) on April 18, 2016 and the Forms S-4/S-1 filed by Spinco with the SEC on April 18, 2016, in each case as amended through the date hereof (together, the “Registration Statements”), (iii) the representation letters delivered to us by LMC and Leidos dated as of the date hereof (the “Representation Letters”), (iv) the private letter ruling (the “Ruling”) dated May 9, 2016 issued to LMC by the Internal Revenue Service relating to the Transaction and (v) such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect.

For purposes of this opinion, we have assumed, with your permission, that (i) the Transaction will be consummated in the manner described in the Transaction Agreements and the Registration Statements, (ii) the statements concerning the Transaction set forth in the Transaction Agreements and the Registration Statements are true, complete and correct and will remain true, complete and correct at all times up to and including the Merger Effective Time, (iii) the representations made by LMC and Leidos in their respective Representation Letters are true, complete and correct and will remain true, complete and correct, and (iv) any representations made in the Representation Letters “to the knowledge of,” or based on the belief of LMC or Leidos or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Merger Effective Time, in each case without such qualification. We have also assumed that the parties have complied with, and will continue to comply with, the obligations, covenants, and agreements contained in the Transaction Agreements and Representation Letters. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations made by LMC and Leidos referred to above, which we have assumed will be true as of the Merger Effective Time.

Based upon the foregoing, it is our opinion that the Merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a)4 of the Code. Each of Leidos, Merger Sub and Spinco will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

[4]	All Section references herein are to the Internal Revenue Code of 1986, as amended (the “Code”) or the Treasury Regulations promulgated thereunder.

Lockheed Martin Corporation	6	July 11, 2016

We are members of the Bar of the State of New York. This opinion is based upon, and limited to, (i) the facts and assumptions described above (including the terms of the Transaction Agreements), all as of the date hereof and (ii) federal laws of the United States of America as contained in the Code, Treasury Regulations, administrative decisions and court decisions as of the date hereof, changes to any of which could apply on a retroactive basis and could affect the conclusions contained herein. We do not undertake to update this opinion unless specifically engaged by you at a future date to do so.

This opinion is limited to the U.S. federal income tax issues addressed herein. Additional issues may exist that are not addressed in this opinion and that could affect the U.S. federal tax treatment of the Transaction. With respect to any tax issues outside the limited scope of this opinion, you may not rely on this opinion for the purpose of avoiding penalties that may be asserted against you under the Code.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be quoted or furnished to any person other than any of your affiliates or the Service without our prior written consent.

We are furnishing this opinion solely in connection with the filing of the Registration Statements. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statements and to the references therein to us. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Davis Polk & Wardwell LLP
Davis Polk & Wardwell LLP